Legg Mason

Tax-Free Income Fund

Investment Commentary and Annual Report to Shareholders March 31, 2006

Maryland Tax-Free Income Trust

Pennsylvania Tax-Free Income Trust

Tax-Free Intermediate-Term Income Trust

LEGG MASON FUNDS

Personalized Guidance Intelligent Choices.SM

ii	Investment Commentary

Legg Mason Tax-Free Income Fund

Total returns for the Funds and their respective benchmarks for various periods ended March 31, 2006, are presented below:

			Average Annual Total Returns
	First Quarter 2006	One Year	Five Years	Ten Years
Maryland Tax-Free Trust	+0.05%	+3.22%	+4.50%	+5.02%
Pennsylvania Tax-Free Trust	-0.11%	+3.07%	+4.25%	+5.00%
Lehman Municipal Bond IndexA	+0.25%	+3.81%	+5.18%	+5.87%

Tax-Free Intermediate Trust	-0.15%	+2.31%	+3.52%	+4.22%
Lehman 7-Year Municipal Bond IndexB	-0.12%	+2.63%	+4.57%	+5.28%

The performance data quoted represents past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information please visit www.leggmasonfunds.com. The investment return and principal value of each Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various periods.

Core inflation measures remain in a stable trend despite a renewed surge in oil prices and a recent uptick in wage pressures. Despite a higher than expected 0.3% increase in February, the core Producer Price Index has risen just 1.7% year-over-year, while overall wholesale prices fell 1.4% during the month, dropping the 12-month rate of increase to 3.7%, the smallest advance since June. The consumer price index also posted minor increases, as both overall and core measures rose just 0.1% in February. The 12-month advance of 2.1% for the core reading remains stable, albeit slightly above the Federal Reserve Board’s (Fed) preferred 1% to 2% range. Although import prices fell in February by 0.5%, much of the decrease was attributed to falling oil prices, which have reversed considerably in March and early April following the 12% increase in petroleum prices since March 20. In addition, average hourly earnings rose 3.4% year-over-year through March, more than double the annual rate of increase seen two years ago.

The Fed responded by tightening at both their meetings during the first quarter, raising the federal funds rate to 4.75%, the highest since March of 2001. The bond market sold off sharply following the accompanying statement released after the Fed’s March 28 meeting, the first chaired by Benjamin Bernanke. Hopes for an imminent end to the tightening

A	A total return performance benchmark for the long-term investment grade tax-exempt bond market.
B	A total return performance benchmark for investment grade tax-exempt bonds with maturities ranging from six to eight years.

The Investment Commentary is not a part of the Annual Report to Shareholders.

Investment Commentary	iii

campaign were dashed when the language of the statement remained primarily intact. Most notably, the Fed reiterated that “further policy firming may be needed to keep the risks to the attainment of both sustainable economic growth and price stability roughly in balance.” However, the recent rise in long-term interest rates should help the Fed slow the economy, and we believe the 16th consecutive 25 basis pointC tightening at the May meeting will likely be the last of this cycle.

Jane E. Trust, CFA

R. Scott Pierce, CFA

April 19, 2006

The views expressed in this commentary reflect those of the investment adviser as of the date of this commentary. Any such views are subject to change at any time based on market or other conditions, and Legg Mason Tax-Free Income Fund and Legg Mason Investor Services, LLC disclaim any responsibility to update such views. These views may not be relied upon as investment advice and, because investment decisions for the Legg Mason Funds are based on numerous factors, may not be relied upon as an indication of trading intent on behalf of any Legg Mason Fund.

C	100 basis points = 1%.

The Investment Commentary is not a part of the Annual Report to Shareholders.

Annual Report to Shareholders

Legg Mason

Tax-Free Income Fund

March 31, 2006

Annual Report to Shareholders	1

To Our Shareholders,

We are pleased to provide you with the annual report for the Legg Mason Tax-Free Income Fund (“Trust”) for the year ended March 31, 2006. This report includes financial information for the three series of the Trust: the Maryland Tax-Free Income Trust, Penn-sylvania Tax-Free Income Trust and Tax-Free Intermediate-Term Income Trust.

The following table summarizes key statistics for each Fund, as of March 31, 2006:

	SEC YieldA	Average Weighted Maturity	Net Asset Value Per Share
Maryland Tax-Free Trust	3.83%	12 Years	$16.25
Pennsylvania Tax-Free Trust	3.88%	11 Years	$16.41
Tax-Free Intermediate Trust	3.56%	8 Years	$15.60

Information about the Funds performance over longer periods of time is shown in the Performance Information section within this report.

PricewaterhouseCoopers LLP, the Funds independent registered public accounting firm, has completed its annual examination of the Funds, and audited financial statements for the fiscal year ended March 31, 2006, are included in this report.

For the year ended March 31, 2006, total returns for Maryland Tax-Free, Pennsylvania Tax-Free and Tax-Free Intermediate were 3.22%, 3.07%, and 2.31%, respectively. Total return measures investment performance in terms of appreciation or depreciation in net asset value per share plus dividends and any capital gain distributions. It assumes that dividends and distributions were reinvested at the time they were paid. Past performance does not guarantee future results.

The Funds purchase only securities which have received investment grade ratings from Moody’s Investors Service or Standard & Poor’s or which are judged by their investment adviser to be of comparable quality. Moody’s ratingsB of securities currently owned by the Funds are:

	Maryland Tax-Free	Pennsylvania Tax-Free	Tax-Free Intermediate
Aaa	47.1%	72.5%	65.4%
Aa	18.8%	24.4%	23.7%
A	13.9%	2.1%	2.1%
Baa	19.2%	—	8.8%
Short-term securities	1.0%	1.0%	—

A	SEC yields reported are for the 30 days ended March 31, 2006. If no fees had been waived by the adviser, the 30-day SEC yields for Maryland Tax-Free, Pennsylvania Tax-Free and Tax-Free Intermediate would have been 3.57%, 3.51% and 3.19%, respectively.
B	S&P ratings are used for any security not rated by Moody’s.

2	Annual Report to Shareholders

Many Primary Class shareholders invest regularly in the Funds on a dollar cost averaging basis. Most do so by authorizing automatic, monthly transfers of $50 or more from their bank checking or brokerage accounts. Dollar cost averaging is a convenient and sensible way to invest, as it encourages continued purchases during market downswings, when the best values are available. Of course, it does not ensure a profit nor protect against declines in the value of your investment. Your financial adviser will be happy to help you establish a dollar cost averaging account should you wish to do so.

Finally, we wanted to update you on previously announced news regarding Legg Mason. We recently completed a business transaction with Citigroup that enabled us to become one of the top five mutual fund companies in the United StatesC. At March 31, 2006, Legg Mason, Inc.’s assets under management totaled $867.5 billion. Of that amount, $288.4 billion were in mutual funds advised by the investment advisory affiliates of Legg Mason, Inc.

On page 3 you will find a letter from Raymond A. “Chip” Mason, Legg Mason’s chairman and chief executive officer, describing the significance of this transaction and our deep commitment to the clients of all of our asset management businesses.

Sincerely,

Mark R. Fetting

President

May 22, 2006

[c]	Source: “Open and Closed-End Mutual Funds Third Quarter 2005 Market Shares,” published by Strategic Insight.

Annual Report to Shareholders	3

To Our Clients and Shareholders Worldwide,

Today represents a major milestone in the proud, over a century history of Legg Mason. With the successful acquisition of Citigroup’s worldwide asset management business, Legg Mason has transformed itself from a well-regarded money management and regional securities firm into a global asset manager with more than $800 billion in assets under management. We undertook this important step to enable us to concentrate all of our resources on what we believe we do best: managing your money.

While we understand some things will change, there are two core beliefs that you can continue to count on from us. First, we believe that the bedrock of any successful organization is its character and integrity. Second, we are deeply committed to encouraging and supporting the many talented money managers throughout the Legg Mason organization in their quest to be both independent and performance driven. All of our managers share a common organizational mission: “To be one of the best money managers in the world.”

As a global money manager, we now offer institutions, mutual fund and high net worth individual investors around the world a constellation of sophisticated money management services from which to choose—from equity to alternative to fixed income products offered throughout the United States, United Kingdom, Europe, Japan, Hong Kong, Australia, Singapore, Latin America and Canada.

So, whether you are a satisfied client of Legg Mason Capital Management, Western Asset Management, Private Capital Management, Royce, Brandywine, Batterymarch, Permal or any of the many former Citigroup mutual funds or separate accounts that now comprise the ‘new’ Legg Mason, you should know that we pledge to you that we will work hard to meet your investment objectives, every day.

Sincerely,

Raymond A. “Chip” Mason

Chairman, President and Chief Executive Officer

December 2005

4	Annual Report to Shareholders

Management’s Discussion of Fund Performance

Legg Mason Tax-Free Income Fund

Total returns for the Funds and their respective benchmarks for various periods ended March 31, 2006, are presented below:

			Average Annual Total Returns
	First Quarter 2006	One Year	Five Years	Ten Years
Maryland Tax-Free Trust	+0.05%	+3.22%	+4.50%	+5.02%
Pennsylvania Tax-Free Trust	-0.11%	+3.07%	+4.25%	+5.00%
Lehman Municipal Bond IndexA	+0.25%	+3.81%	+5.18%	+5.87%

Tax-Free Intermediate Trust	-0.15%	+2.31%	+3.52%	+4.22%
Lehman 7-Year Municipal Bond IndexB	-0.12%	+2.63%	+4.57%	+5.28%

The performance data quoted represents past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information please visit www.leggmasonfunds.com. The investment return and principal value of each Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various periods.

Tax-free yields rose on all but the longest maturities during the past 12 months, producing modest returns in the municipal market for the second straight year. The Federal Reserve Board’s (Fed) tightening campaign continued to weigh on the short end of the market, causing the yield curve to flatten substantially over the period. In this environment, the Lehman Brothers Municipal Bond Index returned 3.81%, while the Lehman Brothers 7-Year Municipal Bond Index returned a lackluster 2.63%, as the Fed’s actions directly impacted this part of the yield curve. Although economic growth was spotty last year due to disruptions in the aftermath of Hurricanes Rita and Katrina, employment gains in excess of two million jobs combined with rising energy prices and firming wage pressures kept the Fed in play. After tightening 25 basis pointsC at all eight meetings during the period, the federal funds rate stood at 4.75%, the highest since March of 2001. Interest rates on shorter maturities rose in sympathy with the Fed, as two-year Aaa-rated municipal yields rose

A	A total return performance benchmark for the long-term investment grade tax-exempt bond market.
B	A total return performance benchmark for investment grade tax-exempt bonds with maturities ranging from six to eight years.
C	100 basis points = 1%.

Annual Report to Shareholders	5

79 basis points over the past 12 months, to 3.54%, and five-year Aaa-rated municipal yields rose 39 basis points to 3.63%. Longer maturities fared better, as strong demand for tax-free income and low inflation data, outside of energy prices, resulted in a modest 15 basis point increase in ten-year Aaa-rated bonds during the year, to 3.99%.

The Maryland Tax-Free Income Trust returned 3.22% for the fiscal year ended March 31, 2006. The Fund underperformed its primary benchmark, the Lehman Brothers Municipal Bond Index, by 59 basis points over the period. The Fund’s performance was aided by our barbell structure of cash and longer maturities, which enabled the Fund to benefit from the continued flattening of the municipal yield curve. Our relatively large cash weighting throughout 2005 also helped performance, as rates were in a rising trend for much of the year. Much like last fiscal year, we continue to overweight the hospital and industrial development sectors, which remained the top two performers in the municipal market. Our relatively large weighting to general obligation and tax-backed debt was a drag on performance, as these higher quality sectors were poor performers compared to higher yielding, lower quality revenue issues, which benefited from continued tight credit spreads. Finally, our 8% weighting to pre-refunded bonds also hindered performance, as these securities by their nature are short in maturity, which suffered from the Fed’s tightening campaign during the period.

The Pennsylvania Tax-Free Income Trust returned 3.07% for the fiscal year ended March 31, 2006. The fund underperformed its benchmark, the Lehman Brothers Municipal Bond Index, by 74 basis points during the period. The fund’s performance was aided by our modest barbell strategy, as the municipal yield curve flattened over the past 12 months. However, modest redemptions over the period reduced our weighting to cash, which softened our barbell strategy somewhat in the second half of the year. Sector weightings were a drag on performance. The Fund has a significant 25% weighting to the pre-refunded sector, which was a poor performer given the sharp increase in short-term interest rates in sympathy with the Fed’s tightening campaign. These securities were bought in much higher interest rate environments than what prevails currently, and we continue to hold them due to their large contribution to current income. Although we added to the top-performing hospital sector during the year, we remain underweight in the sector, which also hindered performance.

The Tax-Free Intermediate-Term Trust returned 2.31% for the fiscal year ended March 31, 2006. The Fund underperformed its primary benchmark, the Lehman Brothers 7-year Municipal Bond Index, by 32 basis points over the period. Performance benefited handsomely from our relatively large weighting to the Maryland hospital sector, which experienced significant spread tightening over the past year. Similar to the Pennsylvania Tax-Free Fund, the Intermediate Fund experienced modest redemptions, which hindered our ability to maintain a meaningful cash position in the rising rate environment. Our focus on

6	Annual Report to Shareholders

Management’s Discussion of Fund Performance — Continued

high quality also hurt the Fund, as spreads have remained tight on lower-rated paper. State selection was positive despite our relatively large weighting to the Louisiana market, which has traded poorly in the aftermath of Hurricane Katrina. Large weightings to the Maryland, Texas and California markets aided performance, while two recent purchases in the Georgia market provided above-market returns as well.

Jane E. Trust, CFA

R. Scott Pierce, CFA

April 19, 2006

Annual Report to Shareholders	7

Expense Examples

Legg Mason Tax-Free Income Fund

As a shareholder of the Funds, you incur ongoing costs, including management fees; distribution and service (12b-1) fees on Primary Class shares; and other Fund expenses. These examples are intended to help you understand your ongoing costs (in dollars) of investing in the Funds and to compare these costs with the ongoing costs of investing in other mutual funds. Each example is based on an investment of $1,000 invested on October 1, 2005, and held through March 31, 2006. The ending value assumes dividends were reinvested at the time they were paid.

Actual Expenses

The first line for each Fund in the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line for each Fund under the heading entitled “Expenses Paid During the Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

The second line for each Fund in the table below provides information about hypothetical account values and hypothetical expenses based on each Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not each Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balances or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare these 5% hypothetical examples, with the 5% hypothetical examples that appear in the shareholder reports of other funds.

	Beginning Account Value 10/1/05	Ending Account Value 3/31/06	Expenses PaidA During the Period 10/1/05 to 3/31/06
Maryland Tax-Free
Actual	$1,000.00	$1,007.90	$3.50
Hypothetical (5% return before expenses)	1,000.00	1,021.44	3.53
Pennsylvania Tax-Free
Actual	$1,000.00	$1,003.10	$3.50
Hypothetical (5% return before expenses)	1,000.00	1,021.44	3.53
Tax-Free Intermediate
Actual	$1,000.00	$1,003.30	$3.50
Hypothetical (5% return before expenses)	1,000.00	1,021.44	3.53

A	These calculations are based on expenses incurred in the most recent fiscal half-year. The dollar amount shown as “Expenses Paid” is equal to the annualized expense ratio of .70%, .70% and .70% for Maryland Tax-Free, Pennsylvania Tax-Free and Tax-Free Intermediate, respectively, multiplied by the average value over the period, multiplied by the number of days in the most recent fiscal half-year (182) and divided by 365.

8	Annual Report to Shareholders

Legg Mason Tax-Free Income Fund

Sector Diversification

March 31, 2006

(Amounts in Thousands)

	Maryland Tax-Free Income Trust		Pennsylvania Tax-Free Income Trust		Tax-Free Intermediate-Term Income Trust
	% of Net Assets	Market Value	% of Net Assets	Market Value	% of Net Assets	Market Value
Education Revenue	9.0%	$13,171	11.1%	$6,944	6.9%	$4,351
Escrowed	6.2	9,084	8.6	5,382	1.9	1,174
General Obligation — Local	12.1	17,707	9.9	6,193	12.5	7,882
General Obligation — School	—	—	16.7	10,476	6.7	4,198
General Obligation — State	7.9	11,589	—	—	18.2	11,485
Health Care and Hospital Revenue	22.0	31,921	8.3	5,186	9.1	5,727
Housing Revenue	4.1	5,972	—	—	1.6	1,047
Industrial Development	0.6	859	—	—	0.9	544
Lease Revenue	3.2	4,618	—	—	6.2	3,887
Port Facilities Revenue	4.3	6,290	—	—	—	—
Pre-Refunded Bonds	7.5	10,924	25.1	15,754	6.9	4,374
Solid Waste Revenue	3.2	4,672	—	—	2.7	1,679
Transportation Revenue	2.3	3,334	9.0	5,650	6.8	4,258
Utilities	5.4	7,867	—	—	5.1	3,245
Water and Sewer Revenue	10.5	15,381	9.0	5,630	8.9	5,595
Sales Tax Revenue	—	—	—	—	4.7	2,990
Short-Term Investments	1.0	1,400	1.3	800	—	—
Other Assets less Liabilities	0.7	1,056	1.0	643	0.9	593

	100.0%	$145,845	100.0%	$62,658	100.0%	$63,029

Guide to Investment Abbreviations:

AMBAC	AMBAC Indemnity Corporation

AMT	Alternative Minimum Tax

BANS	Bond Anticipation Notes

FGIC	Financial Guaranty Insurance Company

FSA	Financial Security Assurance

GO	General Obligation

IDA	Industrial Development Authority

MBIA	Municipal Bond Insurance Association

PCR	Pollution Control Revenue

VRDN	Variable Rate Demand Note

Annual Report to Shareholders	9

Performance Information

Maryland Tax-Free Income Trust

The graph on the following page compares the Fund’s total returns to that of the Lehman Municipal Bond Index. The graph illustrates the cumulative total return of an initial $10,000 investment in Primary Class shares of the Fund for the periods indicated. The line for the Fund represents the total return after deducting all Fund investment management and other administrative expenses and the transaction costs of buying and selling portfolio securities. Prior to November 3, 1997, shares of the Fund were subject to a maximum initial sales charge of 2.75%. The returns shown on the following page do not reflect the imposition of an initial sales charge. The line representing the index does not include any transaction costs associated with buying and selling in the index or other administrative expenses. Both the Fund’s results and the index’s results assume reinvestment of all dividends and distributions.

Total return measures investment performance in terms of appreciation or depreciation in the Fund’s net asset value per share, plus dividends and any capital gain distributions. It assumes that dividends and distributions were reinvested at the time they were paid. Average annual returns tend to smooth out variations in a fund’s return, so that they differ from actual year-to-year results.

10	Annual Report to Shareholders

Performance Information — Continued

Growth of a $10,000 Investment — Primary Class

Periods Ended March 31, 2006

	Cumulative Total Return	Average Annual Total Return
One Year	+3.22%	+3.22%
Five Years	+24.64%	+4.50%
Ten Years	+63.26%	+5.02%

The performance data quoted represents past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information please visit www.leggmasonfunds.com. The investment return and principal value of the Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various periods.

The graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

Annual Report to Shareholders	11

Portfolio of Investments

Maryland Tax-Free Income Trust

March 31, 2006

(Amounts in Thousands)

	Rate	Maturity Date	Par	Value
Municipal Bonds — 98.3%
Maryland — 96.9%
Anne Arundel County, Maryland, Consolidated General Improvement Bonds, Series 1996	5.000%	9/1/16	$1,000	$1,016
Anne Arundel County, Maryland, PCR Refunding Bonds (Baltimore Gas and Electric Company Project), Series 1994	6.000%	4/1/24	4,500	4,578
Baltimore County, Maryland, GO Bonds, Consolidated Public Improvement Bonds, 1998 Series (Pre-refunded 7/1/08)	4.750%	7/1/18	3,150	3,259	A
City of Annapolis, Maryland, Economic Development Revenue and Revenue Refunding Bonds (St. John’s College Facility)
1998 Series	5.500%	10/1/18	1,000	1,024
1998 Series	5.500%	10/1/23	2,000	2,050
City of Baltimore, Maryland (Mayor and City Council of Baltimore), Project and Refunding Revenue Bonds (Wastewater Projects) (FGIC insured)
Series 1996-A	5.000%	7/1/22	1,550	1,672
Series 1996-A (Pre-refunded 7/1/09)	5.500%	7/1/26	1,000	1,057	A
City of Baltimore, Maryland (Mayor and City Council of Baltimore), Project and Refunding Revenue Bonds (Water Projects)
Series 1994-A	5.000%	7/1/24	3,710	4,031
Series 1994-A	5.000%	7/1/24	1,890	2,043
Community Development Administration, Maryland Department of Housing and Community Development Residential Revenue Bonds
2001 Series H AMT	5.200%	9/1/22	1,790	1,827
2001 Series B AMT	5.375%	9/1/22	310	318
2000 Series H AMT	5.700%	9/1/22	1,775	1,775
1999 Series D AMT	5.375%	9/1/24	2,000	2,052

12	Annual Report to Shareholders

Portfolio of Investments — Continued

Maryland Tax-Free Income Trust — Continued

	Rate	Maturity Date	Par	Value
Department of Transportation of Maryland, Consolidated Transportation Bonds, Series 2002	5.500%	2/1/15	$3,000	$3,333
Frederick County, Maryland, GO Bonds, Public Facilities Refunding Bonds of 1998, Series A	5.000%	7/1/15	1,000	1,077
Howard County, Maryland, GO Bonds, Consolidated Public Improvement Project and Refunding Bonds of 2004, Series A	5.000%	8/15/19	1,000	1,093
Howard County, Maryland, GO Bonds, Metropolitan District Refunding Bonds, 1991 Series B	0.000%	8/15/07	1,000	953	B
IDA of Prince George’s County, Maryland Subordinated Lease Revenue Bonds (Upper Marlboro Justice Center Expansion Project) (MBIA insured)
Series 2003B	5.125%	6/30/15	3,340	3,563
Series 2003B	5.000%	6/30/19	1,000	1,055
Maryland Economic Development Corporation, Utility Infrastructure Revenue Bonds (University of Maryland, College Park Project), 2001 Series (AMBAC insured)	5.375%	7/1/16	1,000	1,069
Maryland Health and Higher Educational Facilities Authority, Refunding Revenue Bonds, The Johns Hopkins University Issue
Series 1998	6.000%	7/1/08	1,000	1,051
Series 1998	6.000%	7/1/10	500	544
Series 1997	5.625%	7/1/17	1,000	1,043
Series 1998	5.125%	7/1/20	3,000	3,138
Maryland Health and Higher Educational Facilities Authority, Refunding Revenue Bonds, Kennedy Krieger Issue, Series 1997	5.125%	7/1/22	3,000	3,037
Maryland Health and Higher Educational Facilities Authority, Refunding Revenue Bonds, MedStar Health Issue, Series 2004	5.500%	8/15/25	785	826

Annual Report to Shareholders	13

	Rate	Maturity Date	Par	Value
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, Local Facilities Capital Improvement 1st Series A	5.000%	2/15/16	$1,700	$1,826
Maryland Institute College of Art Issue, Series 2006	5.000%	6/1/30	2,225	2,228
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, Board of Child Care Issue, Series 2002	5.500%	7/1/18	1,110	1,173
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, Calvert Health Systems Issue, Series 2004	5.500%	7/1/39	2,000	2,099
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, Carroll County General Hospital Issue
Series 2002	5.750%	7/1/22	1,000	1,060
Series 2002	6.000%	7/1/26	2,000	2,125
Series 2002	5.750%	7/1/27	1,050	1,098
Series 2002	5.800%	7/1/32	2,000	2,092
Series 2002	6.000%	7/1/37	1,000	1,059
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, College of Notre Dame of Maryland Issue, Series 1998 (MBIA insured)	5.300%	10/1/18	925	1,024
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, Hebrew Home of Greater Washington Issue, Series 2002	5.800%	1/1/32	2,250	2,357
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, Helix Health Issue, Series 1997 (AMBAC insured)	5.125%	7/1/11	2,000	2,135
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, Howard County General Hospital Issue, Series 1993	5.500%	7/1/21	2,825	2,919

14	Annual Report to Shareholders

Portfolio of Investments — Continued

Maryland Tax-Free Income Trust — Continued

	Rate	Maturity Date	Par	Value
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, Johns Hopkins Medicine, Howard County General Hospital Acquisition Issue, Series 1998 (MBIA insured)	5.000%	7/1/29	$2,000	$2,047
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, LifeBridge Health Issue, Series 2004A	5.250%	7/1/18	1,640	1,727
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, Suburban Hospital Issue, Series 2004A	5.500%	7/1/16	500	538
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, The Johns Hopkins Hospital Issue
Series 2001	5.000%	5/15/12	1,500	1,571
Series 1990	0.000%	7/1/19	4,000	2,073	B
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, Union Hospital of Cecil County Issue Series 2002	5.500%	7/1/22	250	263
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, University of Maryland Medical System Issue
Series 2001	5.750%	7/1/21	3,000	3,180
Series 2000 (Pre-refunded 7/1/10)	6.750%	7/1/30	1,250	1,409	A
Series 2002	6.000%	7/1/32	1,000	1,080
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, Peninsula Regional Medical Series 2002	5.000%	7/1/26	2,435	2,516
Maryland IDA, Economic Development Revenue Bonds (National Aquarium in Baltimore Facility), Series 2002B	5.000%	11/1/19	500	518
Maryland IDA, Refunding Revenue Bonds (American Center for Physics Headquarters Facility), Series 2001	5.250%	12/15/15	320	341

Annual Report to Shareholders	15

	Rate	Maturity Date	Par	Value
Mayor and City Council of Baltimore (City of Baltimore, Maryland), GO Bonds, Consolidated Public Improvement Refunding Bonds of 1995, Series A (FGIC insured)	0.000%	10/15/11	$940	$695	B
Mayor and City Council of Baltimore, Port Facilities Revenue Bonds (Consolidation Coal Sales Company Project)
Series 1984A	6.500%	10/1/11	5,000	5,242
Series 1984B	6.500%	10/1/11	1,000	1,048
Montgomery County, Maryland, GO Bonds, Consolidated Public Improvement
Refunding Bonds of 1992, Series A	5.800%	7/1/07	4,000	4,112
Refunding Bonds of 1992, Series A	0.000%	7/1/10	3,000	2,561	B
Refunding Bonds of 1999, Series A (Pre-refunded 5/1/09)	5.000%	5/1/18	3,000	3,148	A
Montgomery County, Maryland, PCR Refunding Bonds (Potomac Electric Project), 1994 Series	5.375%	2/15/24	1,000	1,001
Northeast Maryland Waste Disposal Authority, Solid Waste Refunding Revenue Bonds (Montgomery County Solid Waste Disposal System), Series 2003 AMT (AMBAC insured)	5.500%	4/1/16	3,425	3,652
Northeast Maryland Waste Disposal Authority, Solid Waste Revenue Bonds, Montgomery County Resource Recovery Project, Series 1993A AMT	6.000%	7/1/07	1,000	1,020
Prince George’s County, Maryland, GO Consolidated Public Improvement Bonds (FSA insured)
Series 1999 (Pre-refunded 10/1/09)	5.500%	10/1/13	4,330	4,632	A
Series 1999	5.500%	10/1/13	170	181
Prince George’s County, Maryland, PCR Refunding Bonds (Potomac Electric Project), 1993 Series	6.375%	1/15/23	2,250	2,288

16	Annual Report to Shareholders

Portfolio of Investments — Continued

Maryland Tax-Free Income Trust — Continued

	Rate	Maturity Date	Par	Value
State of Maryland, GO Bonds, State and Local Facilities
Loan of 2000, First Series	5.500%	8/1/10	$2,000	$2,149
Loan of 2001, First Series	5.500%	3/1/15	5,000	5,576
The Maryland-National Capital Park and Planning Commission, Prince George’s County, Maryland, Park Acquisition and Development GO Bonds, Series Z-2	5.125%	5/1/21	1,310	1,387
University of Maryland System Auxiliary Facility and Tuition Revenue Bonds, 1997 Series A (Pre-refunded 4/1/07)	5.125%	4/1/17	2,000	2,051	A
Washington Suburban Sanitary District, Maryland (Montgomery and Prince George’s Counties)
Water Supply Refunding Bonds 1997	5.250%	6/1/16	1,650	1,820
Water Supply Refunding Bonds 1997	5.750%	6/1/17	2,000	2,295
Water Supply Refunding Bonds 1997	6.000%	6/1/18	2,705	3,190
Water Supply Refunding Bonds 1997	6.000%	6/1/19	3,665	4,360

				141,350

Puerto Rico — 1.4%
Commonwealth of Puerto Rico, Public Improvement Bonds of 2005, Series A, GO Bonds	5.080%	7/1/25	2,000	2,039

Total Municipal Bonds (Identified Cost — $135,268)				143,389

Variable Rate Demand ObligationsC — 1.0%
Maryland — 0.6%
Maryland Health and Higher Educational Facilities Authority (Pooled Loan Program Issue), Series 1985A VRDN	3.170%	4/5/06	800	800

Annual Report to Shareholders	17

	Rate	Maturity Date	Par	Value
Variable Rate Demand Obligations — Continued
Nevada — 0.4%
Clark County, Nevada, School District Adjustable Rate, GO (Limited Tax) School Bonds, Series 2001A VRDN	3.150%	4/3/06	$600	$600

Total Variable Rate Demand Obligations (Identified Cost — $1,400)				1,400

Total Investments — 99.3% (Identified Cost — $136,668)				144,789
Other Assets Less Liabilities — 0.7%				1,056

Net Assets — 100.0%				$145,845

A	Pre-refunded bond — Bonds are referred to as pre-refunded when the issue has been advance refunded by a subsequent issue. The original issue is usually escrowed with U.S. Treasury securities in an amount sufficient to pay the interest, principal and call premium, if any, to the earliest call date. On that call date, the bond “matures.” The pre-refunded date is used in determining weighted average portfolio maturity.

B	Zero coupon bond — A bond with no periodic interest payments which is sold at such a discount as to produce a current yield to maturity.

C	The rate shown is the rate as of March 31, 2006, and the maturity shown is the longer of the next interest readjustment date or the date the original principal amount owed can be recovered through demand.

A Guide to Investment Abbreviations is included in the Sector Diversification section on page 8 of this report.

See notes to financial statements.

18	Annual Report to Shareholders

Statement of Assets and Liabilities

Maryland Tax-Free Income Trust

March 31, 2006

(Amounts in Thousands)

Assets:
Investment securities at market value (Identified Cost – $136,668)		$144,789
Cash		49
Receivable for fund shares sold		113
Interest receivable		2,054
Other assets		1

Total assets		147,006
Liabilities:
Payable for fund shares repurchased	$278
Payable for income distribution	266
Payable for securities purchased	500
Accrued management fees	14
Accrued distribution and service fees	32
Accrued expenses	71

Total liabilities		1,161

Net Assets		$145,845

Net assets consist of:
Accumulated paid-in-capital applicable to: 8,977 Primary Class shares outstanding		$137,674
Undistributed net investment income		5
Undistributed net realized gain on investments		45
Unrealized appreciation of investments		8,121

Net Assets		$145,845

Net Asset Value Per Share:
Primary Class		$16.25

See notes to financial statements.

Annual Report to Shareholders	19

Statement of Operations

Maryland Tax-Free Income Trust

For the Year Ended March 31, 2006

(Amounts in Thousands)

Investment Income:
Interest			$7,437
Expenses:
Management fee	$853
Distribution and service fees	388
Audit and legal fees	50
Custodian fee	53
Trustees’ fees and expenses	16
Registration fees	10
Reports to shareholders	29
Transfer agent and shareholder servicing expense	39
Other expenses	60

	1,498
Less: Fees waived	(410)
Compensating balance credits	(3	)A

Total expenses, net of fee waivers and compensating balance credits			1,085

Net Investment Income			6,352
Net Realized and Unrealized Gain/(Loss) on Investments:
Realized gain on investments	70
Change in unrealized appreciation/(depreciation) of investments	(1,464)

Net Realized and Unrealized Loss on Investments			(1,394)

Change in Net Assets Resulting From Operations			$4,958

A	See note 1, Compensating Balance Credits, in the notes to financial statements.

See notes to financial statements.

20	Annual Report to Shareholders

Statement of Changes in Net Assets

Maryland Tax-Free Income Trust

(Amounts in Thousands)

	For the Years Ended March 31,
	2006	2005
Change in Net Assets:
Net investment income	$6,352	$6,338
Net realized gain on investments	70	110
Change in unrealized appreciation/(depreciation) of investments	(1,464)	(3,014)

Change in net assets resulting from operations	4,958	3,434
Distributions to shareholders:
From net investment income	(6,352)	(6,432)
From net realized gain on investments	(30)	(743)
Change in net assets from Fund share transactions	(8,797)	(9,934)

Change in net assets	(10,221)	(13,675)
Net Assets:
Beginning of year	156,066	169,741

End of year	$145,845	$156,066

Undistributed net investment income	$5	$5

See notes to financial statements.

Annual Report to Shareholders	21

Financial Highlights

Maryland Tax-Free Income Trust

Contained below is per share operating performance data for a Primary Class share of beneficial interest outstanding, total investment return, ratios to average net assets and other supplemental data. This information has been derived from information provided in the financial statements.

Primary Class:

	Years Ended March 31,
	2006		2005	2004	2003	2002
Net asset value, beginning of year	$16.40		$16.77	$16.63	$15.89	$16.15

Investment operations:
Net investment income	.67		.65	.68	.70	.75
Net realized and unrealized gain/(loss) on investments	(.15)		(.28)	.15	.74	(.28)

Total from investment operations	.52		.37	.83	1.44	.47

Distributions:
From net investment income	(.67)		(.66)	(.69)	(.70)	(.73)
From net realized gain on investments	—	B	(.08)	—	—	—

Total distributions	(.67)		(.74)	(.69)	(.70)	(.73)

Net asset value, end of year	$16.25		$16.40	$16.77	$16.63	$15.89

Total return	3.22%		2.22%	5.06%	9.20%	2.96%
Ratios to Average Net Assets:A
Total expenses	.97%		.93%	.95%	.94%	.93%
Expenses net of waivers, if any	.70%		.70%	.70%	.70%	.70%
Expenses net of all reductions	.70%		.70%	.70%	.70%	.70%
Net investment income	4.10%		3.91%	4.05%	4.27%	4.53%
Supplemental Data:
Portfolio turnover rate	4.7%		9.2%	7.5%	18.4%	16.4%
Net assets, end of year (in thousands)	$145,845		$156,066	$169,741	$167,624	$157,269

A	Total expenses reflects operating expenses prior to any voluntary expense waivers and/or compensating balance credits. Expenses net of waivers reflects total expenses before compensating balance credits but net of any voluntary expense waivers. Expenses net of all reductions reflects expenses less any compensating balance credits and/or voluntary expense waivers.
B	$(.003) per share.

See notes to financial statements.

22	Annual Report to Shareholders

Performance Information

Pennsylvania Tax-Free Income Trust

The graph on the following page compares the Fund’s total returns to that of the Lehman Municipal Bond Index. The graph illustrates the cumulative total return of an initial $10,000 investment in Primary Class shares of the Fund for the periods indicated. The line for the Fund represents the total return after deducting all Fund investment management and other administrative expenses and the transaction costs of buying and selling portfolio securities. Prior to November 3, 1997, shares of the Fund were subject to a maximum initial sales charge of 2.75%. The returns shown on the following page do not reflect the imposition of an initial sales charge. The line representing the index does not include any transaction costs associated with buying and selling in the index or other administrative expenses. Both the Fund’s results and the index’s results assume reinvestment of all dividends and distributions.

Total return measures investment performance in terms of appreciation or depreciation in the Fund’s net asset value per share, plus dividends and any capital gain distributions. It assumes that dividends and distributions were reinvested at the time they were paid. Average annual returns tend to smooth out variations in a fund’s return, so that they differ from actual year-to-year results.

Annual Report to Shareholders	23

Growth of a $10,000 Investment — Primary Class

Periods Ended March 31, 2006

	Cumulative Total Return	Average Annual Total Return
One Year	+3.07%	+3.07%
Five Years	+23.13%	+4.25%
Ten Years	+62.89%	+5.00%

The performance data quoted represents past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information please visit www.leggmasonfunds.com. The investment return and principal value of the Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various periods.

The graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

24	Annual Report to Shareholders

Portfolio of Investments

Pennsylvania Tax-Free Income Trust

March 31, 2006

(Amounts in Thousands)

	Rate	Maturity Date	Par	Value
Municipal Bonds — 97.7%
Pennsylvania — 97.7%
Allegheny County Hospital Development Authority, Health Center Revenue Bonds, UPMC Health System (MBIA insured)
Series 1997B	6.000%	7/1/24	$1,000	$1,191
Series 1997B	6.000%	7/1/26	2,250	2,698
Allegheny County Sanitary Authority, Allegheny County, Pennsylvania, Sewer Revenue Bonds Refunding
Series of 2001 (MBIA insured)	5.375%	12/1/17	1,000	1,079
Series of 2000 (Pre-refunded 12/1/10)	5.500%	12/1/30	845	912	A
Series of 2000 (Unrefunded balance)	5.500%	12/1/30	155	167
Allegheny County, Pennsylvania, Higher Education Building Authority, University Revenue Bonds (Carnegie Mellon University), Series 2002	5.250%	3/1/32	1,190	1,243
Athens Area School District, Bradford County, Pennsylvania, GO Bonds, Series of 2001 (FGIC insured)	5.500%	4/15/16	1,000	1,077
Bethlehem Area School District, Northampton and Lehigh Counties, Pennsylvania, GO Bonds, Series A of 2001 (FGIC insured) (Pre-refunded 3/15/12)	5.375%	3/15/20	2,000	2,166	A
Blue Mountain School District, Schuylkill County, Pennsylvania, GO Bonds, Series A of 2001 (Pre-refunded 10/1/11) (FSA insured)	5.500%	10/1/18	1,660	1,803	A
Central Bucks School District, Bucks County, Pennsylvania, GO Bonds, Series of 2002 (FGIC insured)	5.500%	5/15/19	1,930	2,087
City of Philadelphia, Pennsylvania, Gas Works Revenue Bonds, Twelfth Series B (MBIA insured)	7.000%	5/15/20	500	594
City of Philadelphia, Pennsylvania, GO Bonds, Series 2001 (FSA insured)	5.250%	9/15/15	1,000	1,057

Annual Report to Shareholders	25

	Rate	Maturity Date	Par	Value
City of Pittsburgh (Commonwealth of Pennsylvania), GO Bonds, Series A of 1997 (AMBAC insured) (Pre-refunded 9/1/07)	5.250%	9/1/18	$2,000	$2,046	A
Commonwealth of Pennsylvania, GO Bonds
First Series of 2002 (Pre-refunded 2/1/12)	5.250%	2/1/15	1,790	1,925	A
Second Series of 1999 (Pre-refunded 10/1/09)	5.750%	10/1/14	3,000	3,229	A
County of Butler (Commonwealth of Pennsylvania), GO Bonds, Series of 2003 (Pre-refunded 7/15/13) (FGIC insured)	5.250%	7/15/23	500	542	A
County of Chester, Pennsylvania, GO Bonds
Series of 1998	5.000%	6/15/15	1,000	1,029
Series of 2004	5.000%	9/1/15	1,280	1,347
County of Delaware, Pennsylvania, GO Bonds, Series of 1999	5.125%	10/1/16	2,650	2,760
County of Westmoreland, Commonwealth of Pennsylvania, GO Bonds (AMBAC insured)
Series of 1992	0.000%	8/1/13	2,000	1,480	B
Series of 1992	0.000%	8/1/14	1,000	704	B
Erie Sewer Authority, Erie County, Pennsylvania, Sewer Revenue Bonds, Series of 1997 (Pre-refunded 6/1/07) (AMBAC insured)	5.625%	6/1/17	2,000	2,047	A
Lower Merion School District, Montgomery County, Pennsylvania, GO Bonds, Series 2003	5.000%	5/15/17	2,000	2,116
Northampton County Higher Education Authority, University Revenue Bonds, Series B of 1996 (Lehigh University)	5.250%	11/15/21	2,500	2,546
Pennsylvania Convention Center Authority, Revenue Bonds, 1989 Series A (FGIC insured)	6.000%	9/1/19	1,000	1,174

26	Annual Report to Shareholders

Portfolio of Investments — Continued

Pennsylvania Tax-Free Income Trust — Continued

	Rate	Maturity Date	Par	Value
Pennsylvania Higher Educational Facilities Authority (Commonwealth of Pennsylvania), Bryn Mawr College Revenue Bonds, Series of 1999 (AMBAC insured)	5.125%	12/1/29	$2,000	$2,085
Pennsylvania Turnpike Commission, Oil Franchise Tax Subordinated Revenue Bonds
Series B of 1998 (AMBAC insured)	5.250%	12/1/16	1,365	1,431
Series B of 2003 (MBIA insured)	5.250%	12/1/17	1,000	1,074
Pennsylvania Turnpike Commission, Registration Fee Revenue Bonds (AMBAC insured)
Series of 2001	5.375%	7/15/19	1,000	1,087
Series of 2001	5.500%	7/15/32	1,000	1,092
Port Authority of Allegheny County, Pennsylvania, Special Revenue Transportation Bonds
Series of 1999 (Pre-refunded 3/1/09) (MBIA insured)	6.375%	3/1/14	1,000	1,083	A
Refunding Series of 2001 (FGIC insured)	5.500%	3/1/17	250	270
Refunding Series of 2001 (FGIC insured)	5.250%	3/1/20	2,000	2,128
State Public School Building Authority, Commonwealth of Pennsylvania, School Revenue Bonds (School District of the City of York Project), Series of 2003 (FSA insured)	5.000%	5/1/19	1,655	1,739
The City of Philadelphia, Pennsylvania, Water and Wastewater Revenue Bonds
Series 1995 (MBIA insured)	6.250%	8/1/11	2,000	2,230
Series 2001A (FGIC insured)	5.375%	11/1/20	2,000	2,155
The McKean County Hospital Authority Hospital Revenue Bonds (Bradford Hospital Project), Series of 2005	5.000%	10/1/18	1,265	1,297
The Pennsylvania State University Bonds Refunding, Series 2003	5.250%	3/1/18	1,000	1,069

Annual Report to Shareholders	27

	Rate	Maturity Date	Par	Value
The School District of Philadelphia, Pennsylvania, GO Bonds Series B of 2002 (FGIC insured)	5.625%	8/1/15	$1,700	$1,870
Wilkes-Barre Area School District, Luzerne County, Pennsylvania, GO Notes Series A of 2003 (MBIA insured) (Pre-refunded 4/1/14)	5.250%	4/1/22	1,460	1,586	A

Total Municipal Bonds (Identified Cost — $57,984)				61,215

Variable Rate Demand ObligationsC — 1.3%
Pennsylvania — 1.3%
Delaware County Industrial Development Authority (Pennsylvania) Revenue Refunding Bonds Series G 1997 (Resource Recovery Facility) VRDN	3.170%	4/3/06	200	200
Pennsylvania Higher Educational Facilities Authority, Variable Rate Revenue Refunding Bonds (Carnegie Mellon University), Series 1995B VRDN	3.150%	4/3/06	600	600

Total Variable Rate Demand Obligations (Identified Cost — $800)				800

Total Investments — 99.0% (Identified Cost — $58,784)				62,015
Other Assets Less Liabilities — 1.0%				643

Net Assets — 100.0%				$62,658

A	Pre-refunded bond — Bonds are referred to as pre-refunded when the issue has been advance refunded by a subsequent issue. The original issue is usually escrowed with U.S. Treasury securities in an amount sufficient to pay the interest, principal and call premium, if any, to the earliest call date. On that call date, the bond “matures.” The pre-refunded date is used in determining weighted average portfolio maturity.
B	Zero coupon bond — A bond with no periodic interest payments which is sold at such a discount as to produce a current yield to maturity.
C	The rate shown is the rate as of March 31, 2006, and the maturity shown is the longer of the next interest readjustment date or the date the original principal amount owed can be recovered through demand.

A Guide to Investment Abbreviations is included in the Sector Diversification section on page 8 of this report.

See notes to financial statements.

28	Annual Report to Shareholders

Statement of Assets and Liabilities

Pennsylvania Tax-Free Income Trust

March 31, 2006

(Amounts in Thousands)

Assets:
Investment securities at market value (Identified Cost – $58,784)		$62,015
Receivable for fund shares sold		108
Interest receivable		867
Other assets		1

Total assets		62,991
Liabilities:
Payable for fund shares repurchased	$145
Payable for income distribution	106
Accrued expenses	82

Total liabilities		333

Net Assets		$62,658

Net assets consist of:
Accumulated paid-in-capital applicable to: 3,818 Primary Class shares outstanding		$59,370
Undistributed net investment income		7
Undistributed net realized gain on investments		50
Unrealized appreciation of investments		3,231

Net Assets		$62,658

Net Asset Value Per Share:
Primary Class		$16.41

See notes to financial statements.

Annual Report to Shareholders	29

Statement of Operations

Pennsylvania Tax-Free Income Trust

For the Year Ended March 31, 2006

(Amounts in Thousands)

Investment Income:
Interest			$3,062
Expenses:
Management fee	$374
Distribution and service fees	170
Audit and legal fees	48
Custodian fee	36
Trustees’ fees and expenses	16
Registration fees	6
Reports to shareholders	20
Transfer agent and shareholder servicing expense	19
Other expenses	37

	726
Less: Fees waived	(249)
Compensating balance credits	(1	)A

Total expenses, net of fee waivers and compensating balance credits			476

Net Investment Income			2,586
Net Realized and Unrealized Gain/(Loss) on Investments:
Realized gain on investments	70
Change in unrealized appreciation/(depreciation) of investments	(539)

Net Realized and Unrealized Loss on Investments			(469)

Change in Net Assets Resulting From Operations			$2,117

A	See note 1, Compensating Balance Credits, in the notes to financial statements.

See notes to financial statements.

30	Annual Report to Shareholders

Statement of Changes in Net Assets

Pennsylvania Tax-Free Income Trust

(Amounts in Thousands)

	For the Years Ended March 31,
	2006	2005
Change in Net Assets:
Net investment income	$2,586	$2,685
Net realized gain/(loss) on investments	70	(20)
Change in unrealized appreciation/(depreciation) of investments	(539)	(1,776)

Change in net assets resulting from operations	2,117	889
Distributions to shareholders:
From net investment income	(2,586)	(2,686)
From net realized gain on investments	—	(166)
Change in net assets from Fund share transactions	(8,323)	(6,644)

Change in net assets	(8,792)	(8,607)
Net Assets:
Beginning of year	71,450	80,057

End of year	$62,658	$71,450

Undistributed net investment income	$7	$7

See notes to financial statements.

Annual Report to Shareholders	31

Financial Highlights

Pennsylvania Tax-Free Income Trust

Contained below is per share operating performance data for a Primary Class share of beneficial interest outstanding, total investment return, ratios to average net assets and other supplemental data. This information has been derived from information provided in the financial statements.

Primary Class:

	Years Ended March 31,
	2006	2005	2004	2003	2002
Net asset value, beginning of year	$16.54	$16.95	$16.79	$15.98	$16.29

Investment operations:
Net investment income	.64	.60	.56	.65	.74
Net realized and unrealized gain/(loss) on investments	(.14)	(.37)	.28	.81	(.31)

Total from investment operations	.50	.23	.84	1.46	.43

Distributions:
From net investment income	(.63)	(.60)	(.57)	(.65)	(.74)
From net realized gain on investments	—	(.04)	(.11)	—	—

Total distributions	(.63)	(.64)	(.68)	(.65)	(.74)

Net asset value, end of year	$16.41	$16.54	$16.95	$16.79	$15.98

Total return	3.07%	1.37%	5.08%	9.27%	2.64%
Ratios to Average Net Assets:A
Total expenses	1.07%	1.01%	1.01%	.98%	1.02%
Expenses net of waivers, if any	.70%	.70%	.70%	.70%	.70%
Expenses net of all reductions	.70%	.70%	.70%	.70%	.70%
Net investment income	3.80%	3.59%	3.32%	3.92%	4.47%
Supplemental Data:
Portfolio turnover rate	2.8%	8.9%	18.3%	21.3%	36.8%
Net assets, end of year (in thousands)	$62,658	$71,450	$80,057	$77,665	$71,478

A	Total expenses reflects operating expenses prior to any voluntary expense waivers and/or compensating balance credits. Expenses net of waivers reflects total expenses before compensating balance credits but net of any voluntary expense waivers. Expenses net of all reductions reflects expenses less any compensating balance credits and/or voluntary expense waivers.

See notes to financial statements.

32	Annual Report to Shareholders

Performance Information

Tax-Free Intermediate-Term Income Trust

The graph on the following page compares the Fund’s total returns to that of the Lehman 7-Year Municipal Bond Index. The graph illustrates the cumulative total return of an initial $10,000 investment in Primary Class shares of the Fund for the periods indicated. The line for the Fund represents the total return after deducting all Fund investment management and other administrative expenses and the transaction costs of buying and selling portfolio securities. Prior to August 1, 1995, shares of the Fund were subject to a maximum initial sales charge of 2.00%. The returns shown on the following page do not reflect the imposition of an initial sales charge. The line representing the index does not include any transaction costs associated with buying and selling in the index or other administrative expenses. Both the Fund’s results and the index’s results assume reinvestment of all dividends and distributions.

Total return measures investment performance in terms of appreciation or depreciation in the Fund’s net asset value per share, plus dividends and any capital gain distributions. It assumes that dividends and distributions were reinvested at the time they were paid. Average annual returns tend to smooth out variations in a fund’s return, so that they differ from actual year-to-year results.

Annual Report to Shareholders	33

Growth of a $10,000 Investment — Primary Class

Periods Ended March 31, 2006

	Cumulative Total Return	Average Annual Total Return
One Year	+2.31%	+2.31%
Five Years	+18.90%	+3.52%
Ten Years	+51.12%	+4.22%

The performance data quoted represents past performance and does not guarantee future results. The performance stated may have been due to extraordinary market conditions, which may not be duplicated in the future. Current performance may be lower or higher than the performance data quoted. To obtain the most recent month-end performance information please visit www.leggmasonfunds.com. The investment return and principal value of the Fund will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Calculations assume reinvestment of dividends and capital gain distributions. Performance would have been lower if fees had not been waived in various periods.

The graph and table do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

34	Annual Report to Shareholders

Portfolio of Investments

Tax-Free Intermediate-Term Income Trust

March 31, 2006

(Amounts in Thousands)

	Rate	Maturity Date	Par	Value
Municipal Bonds — 99.1%
Arizona — 1.7%
Salt River Project Agricultural Improvement and Power District, Arizona, Salt River Project Electric System Refunding Revenue Bonds, 2001 Series A	5.000%	1/1/11	$1,000	$1,054

California — 3.4%
State of California Economic Recovery Bonds, Series 2004A	5.000%	7/1/16	1,000	1,055
The Regents of the University of California, General Revenue Bonds, Series 2003A (AMBAC insured)	5.000%	5/15/13	1,000	1,075

				2,130

Delaware — 2.1%
The State of Delaware, GO Bonds, Series 2004A	5.000%	1/1/13	1,225	1,299

District of Columbia — 1.6%
District of Columbia Multimodal Revenue Bonds, MedStar Health, Inc. Issue (Georgetown University Hospital and Washington Hospital Center Projects), Series 2001D (Pre-refunded 2/16/07)	6.875%	8/15/31	1,000	1,028	A

Florida — 6.1%
City of Jacksonville, Florida, Capital Improvement and Refunding Revenue Bonds, Crossover Series B	5.000%	10/1/18	1,065	1,119
Seminole County, Florida, Water and Revenue Refunding and Improvement Sewer Bonds, Series 1992 (MBIA insured)	6.000%	10/1/12	1,000	1,117
State of Florida, Full Faith and Credit, State Board of Education, Capital Outlay Bonds 2000 Series A	5.500%	1/1/16	1,500	1,607

				3,843

Annual Report to Shareholders	35

	Rate	Maturity Date	Par	Value
Georgia — 6.6%
Carroll County Georgia Water Authority Water Refunding and Improvement	5.250%	7/1/19	$1,180	$1,280
Development Authority of the City of Milledgeville and Baldwin County Revenue Bonds (Georgia College & State University Foundation Property III, LLC, Student Housing System Project), Series 2004	5.500%	9/1/24	1,000	1,047
Downtown Savannah Authority (Georgia) Revenue Refunding Bonds ( Chatham County Projects), Series 2005A	5.000%	1/1/19	660	700
State of Georgia, GO Bonds, Series 1997C	6.250%	8/1/10	1,000	1,101

				4,128

Hawaii — 1.7%
State of Hawaii, GO Bonds of 2004 (MBIA insured)
Series DD (Pre-refunded Series 5/1/14)	5.000%	5/1/16	385	412	A
Series DD	5.000%	5/1/16	615	650

				1,062

Louisiana — 8.8%
Board of Supervisors of Louisiana State University and Agricultural and Mechanical College, Auxiliary Revenue Refunding Bonds, Series 2004 (FSA insured)	5.250%	7/1/13	1,000	1,071
City of Lafayette, State of Louisiana, Public Improvement Sales Tax Bonds, Series 1999B (FGIC insured)	7.000%	3/1/09	750	815
City of New Orleans, Louisiana, GO Refunding Bonds, Series 1998 (FGIC insured)	5.500%	12/1/10	1,000	1,065
City of New Orleans, Louisiana, Limited Tax Bonds, Series 2005 (MBIA insured)	5.000%	3/1/14	2,000	2,104

36	Annual Report to Shareholders

Portfolio of Investments — Continued

Tax-Free Intermediate-Term Income Trust — Continued

	Rate	Maturity Date	Par	Value
Louisiana — Continued
Limited Ad Valorem Tax Revenue Bonds, Series 2005 of the Recreation and Park Commission for the parish of East Baton Rouge	5.000%	5/1/20	$500	$521

				5,576

Maryland — 20.4%
Anne Arundel County, Maryland, GO Bonds, Consolidated Solid Waste Projects, Series 1998 AMT	5.300%	2/1/17	450	463
Frederick County, Maryland, GO Bonds, Public Facilities Bonds of 2000	5.000%	12/1/15	1,000	1,066
Maryland Health and Higher Educational Facilities Authority, Refunding Revenue Bonds, Kennedy Kreiger Issue
Series 1997	5.200%	7/1/09	400	412
Series 1997	5.250%	7/1/10	400	411
Series 1997	5.125%	7/1/22	1,000	1,012
Maryland Health and Higher Educational Facilities Authority, Refunding Revenue Bonds, MedStar Health Issue, Series 2004	5.750%	8/15/14	500	550
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, Carroll County General Hospital Issue
Series 2002	5.125%	7/1/14	400	416
Series 2002	6.000%	7/1/21	535	576
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, The Johns Hopkins Hospital Issue, Series 2001	5.000%	5/15/11	1,000	1,052
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, University of Maryland, Medical System Issue
Series 2000	6.125%	7/1/07	250	258
Series 2001	5.000%	7/1/10	1,000	1,040

Annual Report to Shareholders	37

	Rate	Maturity Date	Par	Value
Maryland — Continued
Maryland Transportation Authority, Airport Parking Revenue Bonds, Baltimore/ Washington International Airport Projects, Series 2002B AMT (AMBAC insured)	5.250%	3/1/12	$1,000	$1,060
Mayor and City Council of Baltimore (City of Baltimore, Maryland), GO Bonds, Consolidated Public Improvement Refunding Bonds of 1995 Series A (FGIC insured)	0.000%	10/15/06	750	728	B
Northeast Maryland Waste Disposal Authority, Solid Waste Refunding Revenue Bonds (Montgomery County Solid Waste Disposal System), Series 2003 AMT (AMBAC insured)	5.500%	4/1/15	1,575	1,679
State of Maryland, GO Bonds, State and Local Facilities Loan of 2000, First Series	5.500%	8/1/10	2,000	2,148

				12,871

Massachusetts — 1.7%
The Commonwealth of Massachusetts, GO Bonds, 1997 Series A (AMBAC insured)	5.750%	8/1/10	1,000	1,079

Michigan — 3.3%
Williamston Community Schools School District, County of Ingham, State of Michigan, School Building and Site Bonds, Series 1996 (MBIA insured)	6.250%	5/1/09	2,000	2,104

New York — 1.9%
Dormitory Authority of the State of New York, New York University, Insured Revenue Bonds, Series 1998A (MBIA insured)	6.000%	7/1/18	1,000	1,171

Pennsylvania — 14.8%
Central Bucks School District, Bucks County, Pennsylvania, GO Bonds, Series of 2002 (FGIC insured)	5.500%	5/15/17	1,000	1,081

38	Annual Report to Shareholders

Portfolio of Investments — Continued

Tax-Free Intermediate-Term Income Trust — Continued

	Rate	Maturity Date	Par	Value
Pennsylvania — Continued
City of Reading, Berks County, Pennsylvania, GO Bonds, Series of 2002 (AMBAC insured)	5.875%	11/15/12	$1,200	$1,337
Commonwealth of Pennsylvania, GO Bonds, Second Series of 1999 (Pre-refunded 10/1/09)	5.750%	10/1/14	2,000	2,152	A
Pennsylvania Turnpike Commission, Oil Franchise Tax Subordinated Revenue Bonds, Series B of 2003 (MBIA insured)	5.250%	12/1/16	1,000	1,079
The City of Philadelphia, Pennsylvania, Water and Wastewater Revenue Bonds
Series 1993 (AMBAC insured)	5.625%	6/15/08	1,000	1,042
Series 2001A (FGIC insured)	5.250%	11/1/17	1,000	1,070
The Pennsylvania IDA, Economic Development Revenue Bonds, Series 2002 (AMBAC insured)	5.500%	7/1/20	500	545
The Pennsylvania State University Bonds, Series A of 1997	5.000%	8/15/16	1,000	1,035

				9,341

Texas — 11.2%
City of Austin, Texas (Travis and Williamson Counties), Electric Utility System Revenue Refunding Bonds, Series 2002A (AMBAC insured)	5.500%	11/15/13	2,000	2,191
Dallas Area Rapid Transit, Senior Lien Sales Tax Revenue Bonds, Series 2001 (AMBAC insured)	5.375%	12/1/17	1,000	1,071
Harris County, Texas, Permanent Improvement Refunding Bonds, Series 1996 (MBIA insured)	0.000%	10/1/17	1,000	598	B
Tarrant County, Texas, Health Facilities Development Corporation, Harris Methodist Health System Revenue Bonds, (FGIC insured)
Series 1987A	5.000%	9/1/15	250	266
Series 1987B	5.000%	9/1/15	855	908

Annual Report to Shareholders	39

	Rate	Maturity Date	Par	Value
Texas — Continued
Texas Public Finance Authority, State of Texas, GO Refunding Bonds, Series 1998B	5.125%	10/1/15	$1,000	$1,041
United Independent School District (Webb County, Texas), Unlimited Tax School Building Bonds, Series 1995	7.100%	8/15/06	1,000	1,013

				7,088

Virginia — 5.1%
Fairfax County Redevelopment and Housing Authority Lease Revenue Bonds (James Lee Community Center), Series 2004	5.250%	6/1/19	1,000	1,058
Metropolitan Washington Airports Authority, Airport System Revenue Refunding Bonds, Series 1999 AMT (FGIC insured)	5.250%	10/1/12	1,000	1,049
Virginia Resources Authority, Clean Water State Revolving Fund, Revenue Bonds, Series 1999	5.750%	10/1/13	1,000	1,086

				3,193

Washington — 8.7%
King County, Washington, Sewer Revenue Bonds, 1999 (Second Series) (FGIC insured) (Pre-refunded 1/1/09)	6.000%	1/1/10	1,115	1,193	A
State of Washington, Motor Vehicle Fuel Tax GO Bonds, Series 1997D	6.500%	1/1/07	1,045	1,067
State of Washington, Various Purpose GO Bonds, Series 2000B	6.000%	1/1/11	1,000	1,080
Tumwater Office Properties Lease Revenue Bonds, 2004 (Washington State Office Building)	5.250%	7/1/17	2,000	2,129

				5,469

40	Annual Report to Shareholders

Portfolio of Investments — Continued

Tax-Free Intermediate-Term Income Trust — Continued

Value
Total Municipal Bonds (Identified Cost — $60,749)	$62,436

Total Investments — 99.1% (Identified Cost — $60,749)	62,436
Other Assets Less Liabilities — 0.9%	593

Net Assets — 100.0%	$63,029

A	Pre-refunded bond — Bonds are referred to as pre-refunded when the issue has been advance refunded by a subsequent issue. The original issue is usually escrowed with U.S. Treasury securities in an amount sufficient to pay the interest, principal and call premium, if any, to the earliest call date. On that call date, the bond “matures.” The pre-refunded date is used in determining weighted average portfolio maturity.
B	Zero coupon bond — A bond with no periodic interest payments which is sold at such a discount as to produce a current yield to maturity.

A Guide to Investment Abbreviations is included in the Sector Diversification section on page 8 of this report.

See notes to financial statements.

Annual Report to Shareholders	41

Statement of Assets and Liabilities

Tax-Free Intermediate-Term Income Trust

March 31, 2006

(Amounts in Thousands)

Assets:
Investment securities at market value (Identified Cost — $60,749)		$62,436
Receivable for fund shares sold		8
Interest receivable		923
Other assets		1

Total assets		63,368
Liabilities:
Payable for fund shares repurchased	$164
Payable for income distribution	103
Accrued distribution and service fees	7
Accrued expenses	65

Total liabilities		339

Net Assets		$63,029

Net assets consist of:
Accumulated paid-in-capital applicable to:
4,040 Primary Class shares outstanding		$61,953
Accumulated net realized loss on investments		(611)
Unrealized appreciation of investments		1,687

Net Assets		$63,029

Net Asset Value Per Share:
Primary Class		$15.60

See notes to financial statements.

42	Annual Report to Shareholders

Statement of Operations

Tax-Free Intermediate-Term Income Trust

For the Year Ended March 31, 2006

(Amounts in Thousands)

Investment Income:
Interest			$2,944
Expenses:
Management fee	$375
Distribution and service fees	170
Audit and legal fees	45
Custodian fee	33
Trustees’ fees and expenses	16
Registration fees	21
Reports to shareholders	20
Transfer agent and shareholder servicing expense	16
Other expenses	36

	732
Less: Fees waived	(254)
Compensating balance credits	(1	)A

Total expenses, net of fee waivers and compensating balance credits			477

Net Investment Income			2,467
Net Realized and Unrealized Loss on Investments:
Realized loss on investments	(40)
Change in unrealized appreciation/(depreciation) of investments	(822)

Net Realized and Unrealized Loss on Investments			(862)

Change in Net Assets Resulting From Operations			$1,605

A	See note 1, Compensating Balance Credits, in the notes to financial statements.

See notes to financial statements.

Annual Report to Shareholders	43

Statement of Changes in Net Assets

Tax-Free Intermediate-Term Income Trust

(Amounts in Thousands)

	For the Years Ended March 31,
	2006	2005
Change in Net Assets:
Net investment income	$2,467	$2,484
Net realized loss on investments	(40)	(312)
Change in unrealized appreciation/(depreciation) of investments	(822)	(1,850)

Change in net assets resulting from operations	1,605	322
Distributions to shareholders:
From net investment income	(2,467)	(2,484)
Change in net assets from Fund share transactions	(7,646)	(3,455)

Change in net assets	(8,508)	(5,617)
Net Assets:
Beginning of year	71,537	77,154

End of year	$63,029	$71,537

Undistributed net investment income	$—	$—

See notes to financial statements.

44	Annual Report to Shareholders

Financial Highlights

Tax-Free Intermediate-Term Income Trust

Contained below is per share operating performance data for a Primary Class share of beneficial interest outstanding, total investment return, ratios to average net assets and other supplemental data. This information has been derived from information provided in the financial statements.

Primary Class:

	Years Ended March 31,
	2006	2005	2004	2003	2002
Net asset value, beginning of year	$15.81	$16.27	$16.13	$15.47	$15.66

Investment operations:
Net investment income	.57	.54	.49	.56	.65
Net realized and unrealized gain/(loss) on investments	(.21)	(.46)	.14	.66	(.18)

Total from investment operations	.36	.08	.63	1.22	.47

Distributions:
From net investment income	(.57)	(.54)	(.49)	(.56)	(.66)

Total distributions	(.57)	(.54)	(.49)	(.56)	(.66)

Net asset value, end of year	$15.60	$15.81	$16.27	$16.13	$15.47

Total return	2.31%	.50%	3.95%	8.01%	3.00%
Ratios to Average Net Assets:A
Total expenses	1.07%	1.03%	1.05%	1.08%	1.10%
Expenses net of waivers, if any	.70%	.70%	.70%	.70%	.70%
Expenses net of all reductions	.70%	.70%	.70%	.70%	.70%
Net investment income	3.62%	3.36%	3.01%	3.52%	4.16%
Supplemental Data:
Portfolio turnover rate	13.9%	12.6%	18.5%	17.3%	17.8%
Net assets, end of year (in thousands)	$63,029	$71,537	$77,154	$74,288	$59,266

A	Total expenses reflects operating expenses prior to any voluntary expense waivers and/or compensating balance credits. Expenses net of waivers reflects total expenses before compensating balance credits but net of any voluntary expense waivers. Expenses net of all reductions reflects expenses less any compensating balance credits and/or voluntary expense waivers.

See notes to financial statements.

Annual Report to Shareholders	45

Notes to Financial Statements

Legg Mason Tax-Free Income Fund

(Amounts in Thousands)

1. Organization and Significant Accounting Policies:

The Legg Mason Tax-Free Income Fund (“Trust”), consisting of the Maryland Tax-Free Income Trust (“Maryland Tax-Free”), the Pennsylvania Tax-Free Income Trust (“Pennsylvania Tax-Free”) and the Tax-Free Intermediate-Term Income Trust (“Tax-Free Intermediate”) (each a “Fund”), is registered under the Investment Company Act of 1940 (“1940 Act”), as amended, as an open-end management investment company. All series of the Trust are non-diversified.

Each Fund consists of two classes of shares: Primary Class and Institutional Class. The Institutional Classes of the Funds are not currently active.

Preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates. The following is a summary of significant accounting policies followed by the Funds in the preparation of their financial statements:

Security Valuation

Equity securities traded on national securities exchanges are valued at the last quoted sales price, except securities traded on the Nasdaq Stock Market, Inc. (“NASDAQ”), which are valued in accordance with the NASDAQ Official Closing Price. Over the counter securities are valued at the mean between the latest bid and asked prices as furnished by dealers who make markets in such securities or by an independent pricing service. Fixed income securities for which market quotations are readily available are valued at current market value.

The Fund’s securities are valued on the basis of readily available market quotations or, lacking such quotations, at fair value as determined under policies approved by and under the general oversight of the Board of Directors. In determining fair value, all relevant qualitative and quantitative factors available are considered. These factors are subject to change over time and reviewed periodically. The Fund may use fair value pricing instead of market quotations to value one or more securities if the Fund believes that, because of special circumstances, doing so would more accurately reflect the prices the Fund expects to realize on the current sale of those securities. Further, because of the inherent uncertainty of valuation, those estimated values may differ significantly from quoted or published values or from the values that would have been used had a ready market for the investments existed, and the differences could be material.

Maryland Tax-Free and Pennsylvania Tax-Free each follow an investment policy of investing primarily in municipal obligations of one state. Economic or political development changes affecting either of those states and certain of its public bodies and municipalities may affect the ability of issuers within that state to pay interest on, or repay principal of, municipal obligations held by either of those Funds.

46	Annual Report to Shareholders

Notes to Financial Statements — Continued

Legg Mason Tax-Free Income Fund — Continued

Security Transactions

Security transactions are recorded on the next business day after trade date. Realized gains and losses from security transactions are reported on an identified cost basis for both financial reporting and federal income tax purposes.

For the year ended March 31, 2006, security transactions (excluding short-term investments) were:

	Purchases	Proceeds From Sales
Maryland Tax-Free	$7,753	$6,852
Pennsylvania Tax-Free	1,851	10,413
Tax-Free Intermediate	8,998	9,657

Investment Income and Distributions to Shareholders

Interest income and expenses are recorded on the accrual basis. Bond premiums and discounts are amortized for financial reporting and federal income tax purposes. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Dividends from net investment income are declared daily and paid monthly. When available, net capital gain distributions are declared and paid annually in June. An additional distribution may be made in December, to the extent necessary, in order to comply with Federal excise tax requirements. Distributions are determined in accordance with federal income tax regulations, which may differ from those determined in accordance with accounting principles generally accepted in the United States of America. Accordingly, periodic reclassifications are made within the Funds’ capital accounts to reflect income and gains available for distribution under federal income tax regulations.

Compensating Balance Credits

The Funds have an arrangement with their custodian bank, whereby a portion of the custodian’s fee is paid indirectly by credits earned on the Funds’ cash on deposit with the bank. This deposit arrangement is an alternative to purchasing overnight investments.

Other

In the normal course of business, the Funds enter into contracts that provide general indemnifications. The Funds’ maximum exposure under these arrangements is dependent on claims that may be made against the Funds in the future and, therefore, cannot be estimated; however, based on experience, the risk of material loss from such claims is considered remote.

Annual Report to Shareholders	47

2. Federal Income Taxes:

No provision for federal income or excise taxes has been made since each Fund intends to continue to qualify as a regulated investment company and distribute substantially all of its taxable income and capital gains to its shareholders. Because federal income tax regulations differ from accounting principles generally accepted in the United States of America, income and capital gain distributions determined in accordance with tax regulations may differ from net investment income and realized gains recognized for financial reporting purposes. Accordingly, the character of distributions and composition of net assets for tax purposes may differ from those reflected in the accompanying financial statements.

Distributions during the years ended March 31, 2006 and 2005, were characterized as follows for tax purposes:

	Maryland Tax-Free		Pennsylvania Tax-Free		Tax-Free Intermediate
	For the Years Ended March 31,		For the Years Ended March 31,		For the Years Ended March 31,
	2006	2005	2006	2005	2006	2005
Tax-exempt income	$6,352	$6,432	$2,586	$2,686	$2,467	$2,484
Long-term capital gains	30	743	—	166	—	—

Total Distributions	$6,382	$7,175	$2,586	$2,852	$2,467	$2,484

Pursuant to federal income tax regulations applicable to investment companies, the Funds have elected to treat net capital losses realized between November 1 and March 31 of each year (“post-October loss”) as occurring on the first day of the following tax year. For the year ended March 31, 2006, realized capital losses reflected in the accompanying financial statements, as shown in the table below, will not be recognized for federal income tax purposes until March 31, 2007.

48	Annual Report to Shareholders

Notes to Financial Statements — Continued

Legg Mason Tax-Free Income Fund — Continued

The tax basis components of net assets at March 31, 2006 were:

	Maryland Tax-Free	Pennsylvania Tax-Free	Tax-Free Intermediate
Unrealized appreciation	$8,294	$3,256	$1,848
Unrealized depreciation	(144)	(17)	(161)

Net unrealized appreciation/(depreciation)	8,150	3,239	1,687
Undistributed tax exempt income	259	123	120
Undistributed long-term capital gains	45	50	—
Capital loss carryforwards	—	—	(604)
Post-October loss push and other loss deferrals	—	—	(7)
Other temporary differences	(283)	(124)	(120)
Paid-in capital	137,674	59,370	61,953

Net Assets	$145,845	$62,658	$63,029

The Funds intend to retain realized capital gains that may be offset against available capital loss carryforwards for federal income tax purposes. Maryland Tax-Free and Pennsylvania Tax-Free had no capital loss carryforwards at March 31, 2006. For the year ended March 31, 2006, Pennsylvania Tax-Free utilized $20 of capital loss carryforwards to offset current year realized gains. Unused capital loss carryforwards for federal income tax purposes for Tax-Free Intermediate at March 31, 2006 were:

Expiration Date	Tax-Free Intermediate
2008	$12
2009	230
2012	18
2013	311
2014	33

For financial statement purposes, capital accounts and distributions to shareholders are adjusted to reflect the tax character of permanent book/tax differences. For the year ended March 31, 2006, Maryland Tax-Free, Pennsylvania Tax-Free and Tax-Free Intermediate recorded no permanent reclassifications.

At March 31, 2006, the cost of investments for federal income tax purposes was $136,639 for Maryland Tax-Free, $58,776 for Pennsylvania Tax-Free, and $60,749 for Tax-Free Intermediate.

Annual Report to Shareholders	49

3. Transactions With Affiliates:

The Trust has an investment advisory and management agreement with Legg Mason Fund Adviser, Inc. (“LMFA”). Pursuant to the agreement, LMFA provides the Funds with investment management and administrative services for which each Fund pays a fee, computed daily and payable monthly, at an annual rate of 0.55% of each Fund’s average daily net assets.

LMFA has voluntarily agreed to waive its fees in any month to the extent a Fund’s expenses (exclusive of taxes, interest, brokerage and extraordinary expenses) exceed during that month certain annual rates of that Fund’s average daily net assets until August 1, 2006. The following chart summarizes the management fees and expense limitations for each of the Funds:

			Year Ended March 31, 2006
Fund	Advisory Fee	Expense Limitation	Management Fees Waived
Maryland Tax-Free	0.55%	0.70%	$410
Pennsylvania Tax-Free	0.55%	0.70%	235
Tax-Free Intermediate	0.55%	0.70%	247

Legg Mason Investment Counsel & Trust Co., N.A. serves as investment adviser to each Fund pursuant to a sub-advisory agreement with LMFA. LMFA (not the Funds) pays a fee, computed daily and payable monthly, at an annual rate of 0.50% of each Fund’s average daily net assets. Effective April 1, 2006, Legg Mason Trust, fsb changed its name to Legg Mason Investment Counsel & Trust Company, N.A. (“LMIC”).

On December 1, 2005, Legg Mason Investor Services, LLC (“LMIS”) replaced Legg Mason Wood Walker, Inc. (“Legg Mason”) as distributor for the Funds. The compensation arrangements between the Funds and LMIS are identical to the previous arrangements between the Funds and Legg Mason. LMIS receives an annual distribution fee and an annual service fee, based on each Fund’s Primary Class’s average daily net assets, computed daily and payable monthly as follows:

			At March 31, 2006
Fund	Distribution Fee	Service Fee	Distribution and Service Fees Voluntarily Waived
Maryland Tax-Free	0.125%	0.125%	$—
Pennsylvania Tax-Free	0.125%	0.125%	14
Tax-Free Intermediate	0.125%	0.125%	7

LM Fund Services, Inc. (“LMFS”), a registered transfer agent, has an agreement with the Funds’ transfer agent to assist it with some of its duties. For this assistance, the transfer agent

50	Annual Report to Shareholders

Notes to Financial Statements — Continued

Legg Mason Tax-Free Income Fund — Continued

paid LMFS the following amounts for the year ended March 31, 2006: Maryland Tax-Free, $14; Pennsylvania Tax-Free, $6; and Tax-Free Intermediate, $5.

LMFA, LMIC, LMIS and LMFS are corporate affiliates and wholly owned subsidiaries of Legg Mason, Inc.

4. Line of Credit:

The Funds, along with certain other Legg Mason Funds, participate in a $400 million line of credit (“Credit Agreement”) to be used for temporary or emergency purposes. Pursuant to the Credit Agreement, each participating Fund is liable only for principal and interest payments related to borrowings made by that Fund. Borrowings under the Credit Agreement bear interest at a rate equal to the prevailing federal funds rate plus the federal funds rate margin. The Funds did not utilize the line of credit during the year ended March 31, 2006.

5. Fund Share Transactions:

At March 31, 2006, there were unlimited shares authorized at $.001 par value for all Funds of the Trust. Share transactions were:

	Maryland Tax-Free
	Primary Class
	Year Ended 3/31/06	Year Ended 3/31/05
Shares:
Sold	738	755
Reinvestment of Dividends and Distributions	272	305
Repurchased	(1,547)	(1,665)

Net Change	(537)	(605)

Amount:
Sold	$12,155	$12,480
Reinvestment of Dividends and Distributions	4,470	5,035
Repurchased	(25,422)	(27,449)

Net Change	$(8,797)	$(9,934)

Annual Report to Shareholders	51

	Pennsylvania Tax-Free
	Primary Class
	Year Ended 3/31/06	Year Ended 3/31/05
Shares:
Sold	372	282
Reinvestment of Dividends and Distributions	110	125
Repurchased	(985)	(808)

Net Change	(503)	(401)

Amount:
Sold	$6,230	$4,701
Reinvestment of Dividends and Distributions	1,827	2,080
Repurchased	(16,380)	(13,425)

Net Change	$(8,323)	$(6,644)

	Tax-Free Intermediate
	Primary Class
	Year Ended 3/31/06	Year Ended 3/31/05
Shares:
Sold	738	923
Reinvestment of Dividends and Distributions	112	114
Repurchased	(1,334)	(1,254)

Net Change	(484)	(217)

Amount:
Sold	$11,685	$14,768
Reinvestment of Dividends and Distributions	1,773	1,828
Repurchased	(21,104)	(20,051)

Net Change	$(7,646)	$(3,455)

52	Annual Report to Shareholders

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Legg Mason Tax-Free Income Fund and Shareholders of Maryland Tax-Free Income Trust, Pennsylvania Tax-Free Income Trust and Tax-Free Intermediate-Term Income Trust:

In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Maryland Tax-Free Income Trust, Pennsylvania Tax-Free Income Trust and Tax-Free Intermediate-Term Income Trust (comprising Legg Mason Tax-Free Income Fund, hereafter referred to as the “Funds”) at March 31, 2006, the results of each of their operations, the changes in each of their net assets and the financial highlights for each of the fiscal periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at March 31, 2006 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Baltimore, Maryland

May 19, 2006

Annual Report to Shareholders	53

Trustees and Officers

The table below provides information about each of the Fund’s trustees and officers, including biographical information about their business experience and information about their relationships with Legg Mason, Inc. and its affiliates. The mailing address of each director and officer is 100 Light Street, c/o Legal and Compliance Department, 23rd Floor, Baltimore, Maryland 21202.

Name, (Year of Birth) and Position with Corporation	Term of Office and Length of Time ServedA	Number of Funds in Fund Complex Overseen	Other Directorships Held	Principal Occupation(s) During the Past Five Years
INDEPENDENT TRUSTEES:B

Hearn, Ruby P. (1940) Trustee	Since 2004	Director/Trustee of all Legg Mason funds consisting of 20 portfolios.	None	Senior Vice President Emerita of The Robert Wood Johnson Foundation (non-profit) since 2001. Formerly: Senior Vice President of The Robert Wood Johnson Foundation (1996-2001).

Lehman, Arnold L. (1944) Lead Independent Trustee	Since 1990	Director/Trustee of all Legg Mason funds consisting of 20 portfolios.	None	Director of The Brooklyn Museum of Art since 1997; Trustee of American Federation of Arts since 1998. Formerly: Director of The Baltimore Museum of Art (1979-1997).

Masters, Robin J.W. (1955) Trustee	Since 2002	Director/Trustee of all Legg Mason funds consisting of 20 portfolios.	Chairman of the Board of Directors of Cap-a-Laige Ltd. (management company for charitable trust); Director of Cheyne Capital International Limited (investment advisory firm); Director of Cheyne Property Holdings Limited (real estate).	Retired. Director of Bermuda SMARTRISK (non-profit) since 2001. Formerly: Chief Investment Officer of ACE Limited (insurance) (1986-2000).

McGovern, Jill E. (1944) Trustee	Since 1990	Director/Trustee of all Legg Mason funds consisting of 20 portfolios.	None	Chief Executive Officer of The Marrow Foundation (non-profit) since 1993. Formerly: Executive Director of the Baltimore International Festival (1991-1993); Senior Assistant to the President of The Johns Hopkins University (1986-1990).

Mehlman, Arthur S. (1942) Trustee	Since 2002	Director/Trustee of all Legg Mason funds consisting of 20 portfolios; Director/Trustee of the Royce Family of Funds consisting of 23 portfolios.	Director of Municipal Mortgage & Equity, LLC.	Retired. Formerly: Partner, KPMG LLP (international accounting firm) (1972-2002).

54	Annual Report to Shareholders

Trustees and Officers — Continued

Name, (Year of Birth) and Position with Corporation	Term of Office and Length of Time ServedA	Number of Funds in Fund Complex Overseen	Other Directorships Held	Principal Occupation(s) During the Past Five Years

O’Brien, G. Peter (1945) Trustee	Since 1999	Director/Trustee of all Legg Mason funds consisting of 20 portfolios; Director/Trustee of the Royce Family of Funds consisting of 23 portfolios.	Director of Technology Investment Capital Corp.	Retired. Trustee Emeritus of Colgate University; Board Member, Hill House, Inc. (residential home care). Formerly: Managing Director, Equity Capital Markets Group of Merrill Lynch & Co. (1971-1999).

Rowan, S. Ford (1943) Trustee	Since 2002	Director/Trustee of all Legg Mason funds consisting of 20 portfolios.	None	Consultant, Rowan & Blewitt Inc. (management consulting); Chairman, National Center for Critical Incident Analysis, National Defense University, since 2004; Director of Santa Fe Institute (scientific research institute) since 1999.

Tarola, Robert M. (1950) Trustee	Since 2004	Director/Trustee of all Legg Mason funds consisting of 20 portfolios.	None	Senior Vice President and Chief Financial Officer of W. R. Grace & Co. (specialty chemicals) since 1999. Formerly: Chief Financial Officer of MedStar Health, Inc. (healthcare) (1996-1999); Partner, Price Waterhouse, LLP (accounting and auditing) (1984-1996).

INTERESTED DIRECTORS:C

Curley Jr., John F. (1939) Chairman and Trustee	Since 1990	Chairman and Director/Trustee of all Legg Mason funds consisting of 20 portfolios.	None	Chairman of the Board of all Legg Mason Funds. Formerly: Vice Chairman and Director of Legg Mason, Inc. and Legg Mason Wood Walker, Incorporated (1982-1998); Director of Legg Mason Fund Adviser, Inc. (1982-1998) and Western Asset Management Company (1986-1998) (each a registered investment adviser).

Fetting, Mark R. (1954) President and Trustee	President since 2002 and Trustee since 2002	President and Director/Trustee of all Legg Mason funds consisting of 20 portfolios; Director/Trustee of the Royce Family of Funds consisting of 23 portfolios.	None	Senior Executive Vice President of Legg Mason, Inc., Director and/or officer of various Legg Mason, Inc. affiliates since 2000. Formerly: Division President and Senior Officer of Prudential Financial Group, Inc. and related companies, including fund boards and consulting services to subsidiary companies (1991-2000); Partner, Greenwich Associates; Vice President, T. Rowe Price Group, Inc.

Annual Report to Shareholders	55

Name, (Year of Birth) and Position with Corporation	Term of Office and Length of Time ServedA	Number of Funds in Fund Complex Overseen	Other Directorships Held	Principal Occupation(s) During the Past Five Years

EXECUTIVE OFFICERS:D

Karpinski, Marie K. (1949) Vice President and Chief Financial Officer	Since 1990	Vice President and Chief Financial Officer of all Legg Mason funds consisting of 20 portfolios.	None	Vice President and Chief Financial Officer of all Legg Mason Funds since 2006. Vice President and Treasurer of Legg Mason Fund Adviser, Inc. and Western Asset Funds, Inc.; Treasurer and Principal Financial and Accounting Officer of Western Asset Income Fund (2001-present), Western Asset Premier Bond Fund (2001-present), Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund (2003-present), and Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2 (2004-present). Treasurer of all Legg Mason Funds (1986-2006).

Merz, Gregory T. (1958) Vice President and Chief Legal Officer	Since 2003	Vice President and Chief Legal Officer of all Legg Mason funds consisting of 20 portfolios.	None	Vice President and Deputy General Counsel of Legg Mason, Inc. since 2003. Formerly: Associate General Counsel, Fidelity Investments (1993-2002).

Olmert, Amy M. (1963) Vice President and Chief Compliance Officer	Since 2004	Vice President and Chief Compliance Officer of all Legg Mason funds consisting of 20 portfolios.	None	Senior Vice President of Legg Mason, Inc. since 2004. Chief Compliance Officer of Western Asset Funds, Inc., Western Asset Income Fund, Western Asset Premier Bond Fund, Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund, and Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2 since 2004. Formerly: Managing Director, Deutsche Asset Management (1997-2004).

56	Annual Report to Shareholders

Trustees and Officers — Continued

Name, (Year of Birth) and Position with Corporation	Term of Office and Length of Time ServedA	Number of Funds in Fund Complex Overseen	Other Directorships Held	Principal Occupation(s) During the Past Five Years
Erin K. Morris (1966) Treasurer	Since 2006	Treasurer of Legg Mason Fixed-Income Funds consisting of 7 portfolios.	None	Treasurer, Legg Mason Fixed-Income Funds since 2006. Assistant Vice President and Manager, Funds Accounting, Legg Mason & Co., LLC (2005-present); Assistant Vice President (2002-2005) and Manager, Funds Accounting (2000-2005), of Legg Mason Wood Walker, Incorporated; Treasurer of Legg Mason Income Trust, Inc. (2006-present); Assistant Treasurer of Western Asset Income Fund (2001-present), Western Asset Funds, Inc. (2001-present), Western Asset Premier Bond Fund (2001-present), Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund (2003-present), Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2 (2004-present), Legg Mason Income Trust, Inc. (2001-2006) and Legg Mason Tax-Free Income Fund (2001-2006).

Wachterman, Richard M. (1947) Secretary	Since 2004	Secretary of all Legg Mason funds consisting of 20 portfolios.	None	Associate General Counsel of Legg Mason, Inc. since 2004. Formerly: Managing Director, Victory Capital Management, Inc. (investment management) (1993-2003).

ADDITIONAL INFORMATION ABOUT THE TRUST’S

TRUSTEES AND OFFICERS IS CONTAINED IN THE STATEMENT OF

ADDITIONAL INFORMATION, AVAILABLE WITHOUT CHARGE UPON REQUEST

BY CALLING 1-800-822-5544 OR ON THE SECURITIES AND EXCHANGE

COMMISSION’S WEBSITE (http://www.sec.gov).

A	Trustees of the Funds serve a term of indefinite length until their resignation or removal and stand for re-election by shareholders only as and when required by the 1940 Act. Officers of the Funds are elected to serve until their successors are elected and qualified.
B	Each of the Independent Trustees serves on the standing committees of the Board of Trustees, which include the Audit Committee (chair: Arthur Mehlman), the Nominating Committee (co-chairs: Peter O’Brien and Jill McGovern), and the Independent Directors Committee (chair: Arnold Lehman).
C	Mr. Curley and Mr. Fetting are considered to be interested persons, as defined in the 1940 Act, of the Trust on the basis of their employment with the Fund’s investment adviser or its affiliated entities (including the Fund’s principal underwriter) and Legg Mason, Inc., the parent holding company of those entities, as well as their ownership of Legg Mason, Inc. stock.
D	Officers of the Funds are interested persons (as defined in the 1940 Act).

Annual Report to Shareholders	57

Board Consideration of Legg Mason Tax-Free Intermediate Term Income Trust, Legg Mason Pennsylvania Tax-Free Income Trust, and Legg Mason Maryland Tax-Free Income Trust Investment Advisory and Management Agreements and Sub-Advisory Agreements

At its November 2005 meeting, the Board of Trustees (the “Board”), including all of the Independent Trustees, approved the continuation of the Investment Advisory and Management Agreement between Legg Mason Fund Adviser, Inc. (the “Adviser”) and Legg Mason Tax-Free Income Fund on behalf of Legg Mason Tax-Free Intermediate-Term Income Trust, Legg Mason Pennsylvania Tax-Free Income Trust, and Legg Mason Maryland Tax-Free Income (each a “Fund”), and the Sub-Advisory Agreement between the Adviser and Legg Mason Investment Counsel & Trust Co., N.A. (formerly: Legg Mason Trust, fsb) (the “Sub-Adviser”) (each an “Agreement”). In voting to approve the continuation of each Agreement, the Board considered whether continuance would be in the best interest of each Fund, an evaluation largely based on the nature and quality of the services provided under each Agreement and the overall fairness of each Agreement to each Fund. In considering each Agreement, the Board did not identify any single factor or item of information as all-important or controlling. Based on its evaluation of all material factors, including those described below, the Board concluded that the terms of each Agreement are reasonable and fair and that the continuation of each Agreement is in the best interest of each Fund.

Prior to the Board action, the Independent Trustees met as a committee to consider its recommendation as to continuance of each Agreement. As part of the process to consider each Agreement, legal counsel to each Fund requested certain information from the Adviser and the Sub-Adviser on behalf of the Independent Trustees, and in response, the Adviser and the Sub-Adviser provided extensive reports that addressed specific factors designed to inform the Board’s consideration of each Agreement. Counsel also provided the Independent Trustees and the Board with a memorandum detailing their responsibilities pertaining to the continuance of each Agreement.

The Independent Trustees obtained a report on investment performance and expenses from an independent provider of investment company data and retained an independent consultant to assist them in their review and analysis of each Agreement. The Board also drew upon its long association with the Adviser, the Sub-Adviser and their personnel, its periodic meetings with the portfolio manager and other employees of the Adviser and the Sub-Adviser, and the Board members’ familiarity with the Adviser’s and the Sub-Adviser’s culture and the manner in which they have sought to strengthen and enhance themselves.

With respect to the nature, scope and quality of the services provided, the Board considered the experience and commitment of the Adviser’s and the Sub-Adviser’s personnel and their efforts to build and support a strong service team. The Board also considered the nature and quality of the Adviser’s and the Sub-Adviser’s investment process. In assessing performance, the Board compared each Fund’s returns to the average of an appropriate Lipper category, a specified benchmark index and a peer group of investment companies

58	Annual Report to Shareholders

pursuing similar strategies, all over multiple time periods. The Board also considered each Fund’s performance in the context of the risk undertaken by the portfolio manager. The Board noted each Fund’s performance record and the measures that the Adviser and the Sub-Adviser were taking in an effort to achieve attractive long-term performance for each Fund. The Board also considered the level of service provided by the Adviser to each Fund including oversight of the transfer agent, the custodian, and preparation of regulatory filings. The Board considered the Adviser’s and the Sub-Adviser’s procedures for executing portfolio transactions for each Fund. The Board also reviewed the Sub-Adviser’s report on its policies and procedures for the selection of brokers and dealers.

In determining whether the terms of each Agreement are reasonable and fair, the Board considered the terms and fee structure of each Agreement. In that connection, the Board considered the costs to the Adviser and the Sub-Adviser in providing services to each Fund and profitability for the Adviser and its affiliates from their overall association with each Fund. The Board reviewed information about the advisory fee schedule and overall expense ratio of each Fund and comparable fee schedules and expense ratios of a peer group of funds. Although none of the Funds has grown to a size where any potential economies of scale might become apparent, the Board satisfied itself that the fees paid by each Fund at its current asset level are appropriate and noted that the Adviser has voluntarily waived fees for each Fund. Finally, the Board considered other benefits accruing to the Adviser, the Sub-Adviser and their affiliates by virtue of their relationship to each Fund.

After an evaluation of all material factors, including those in the foregoing discussion, the Board concluded that the continuation of each Agreement is in the best interest of each Fund.

Fund Information

Investment Manager

Legg Mason Fund Adviser, Inc.

Baltimore, MD

Investment Adviser

Legg Mason Investment Counsel & Trust Co., N.A.

Baltimore, MD

Board of Trustees

John F. Curley, Jr., Chairman

Mark R. Fetting, President

Dr. Ruby P. Hearn

Arnold L. Lehman

Robin J.W. Masters

Dr. Jill E. McGovern

Arthur S. Mehlman

G. Peter O’Brien

S. Ford Rowan

Robert M. Tarola

Officers

Marie K. Karpinski, Vice President and Chief Financial Officer

Gregory T. Merz, Vice President and Chief Legal Officer

Amy M. Olmert, Vice President and Chief Compliance Officer

Erin K. Morris, Treasurer

Richard M. Wachterman, Secretary

Transfer and Shareholder Servicing Agent

Boston Financial Data Services

Braintree, MA

Custodian

State Street Bank & Trust Company

Boston, MA

Counsel

Kirkpatrick & Lockhart Nicholson Graham LLP

Washington, DC

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP

Baltimore, MD

About the Legg Mason Funds

Equity Funds

American Leading Companies Trust

Classic Valuation Fund

Growth Trust

Special Investment Trust

U.S. Small-Capitalization Value Trust

Value Trust

Specialty Funds

Balanced Trust

Financial Services Fund

Opportunity Trust

Global Funds

Emerging Markets Trust

Global Income Trust

International Equity Trust

Taxable Bond Funds

Core Bond Fund

High Yield Portfolio

Investment Grade Income Portfolio

Limited Duration Bond Portfolio

Tax-Free Bond Funds

Maryland Tax-Free Income Trust

Pennsylvania Tax-Free Income Trust

Tax-Free Intermediate-Term Income Trust

Legg Mason, Inc., based in Baltimore, Maryland, has built its reputation, at least in part, on the success of the Legg Mason Funds, introduced in 1979. The primary purpose of our funds is to enable investors to diversify their portfolios across various asset classes and, consequently, enjoy the stability and growth prospects generally associated with diversification.

The success of our funds is contingent on the experience, discipline, and acumen of our fund managers. We believe the quality of our managers is crucial to investment success. Unlike many firms, which focus on a particular asset class or the fluctuations of the market, at Legg Mason we focus on providing a collection of top-notch managers in all the major asset classes.

Information about the policies and procedures that each fund uses to determine how to vote proxies relating to its portfolio securities is contained in the Statement of Additional Information, available without charge upon request by calling 1-800-822-5544 or on the Securities and Exchange Commission’s (“SEC”) website (http://www.sec.gov). Information regarding how each Fund voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 is also available on the SEC’s website or through the Legg Mason Funds’ website at www.leggmasonfunds.com/about.

Each Fund files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. You may obtain a free copy of each Fund’s portfolio holdings, as filed on Form N-Q, by contacting the Fund at the appropriate phone number, address or website listed below. Additionally, each Fund’s Form N-Q is available on the SEC’s website or may be reviewed and copied at the SEC’s Public Reference Room in Washington D.C. Information about the operation of the Public Reference Room can be obtained by calling 1-800-SEC-0330.

You should consider a fund’s investment objectives, risks, charges, and expenses carefully before investing. For a prospectus, which contains this and other information about any of the Legg Mason Funds, call your financial adviser, call 1-800-577-8589, or visit www.leggmasonfunds.com. Please read the prospectus carefully before investing.

Legg Mason Funds	Legg Mason Investor Services—Institutional
For Primary Class Shareholders	For FI and I Class Shareholders
c/o BFDS, P.O. Box 55214	P.O. Box 17635
Boston, MA 02205-8504	Baltimore, MD 21297-1635
800-822-5544	888-425-6432
www.leggmasonfunds.com	www.lminstitutionalfunds.com

Legg Mason Investor Services, LLC, Distributor A Legg Mason, Inc. subsidiary

LMF-030 (3/06)